UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 12, 2020

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

000-55236	45-2808694
(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road

Corona, CA 92882

(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2020 (i) Jeffrey Kraws, (ii) Michael Deschenes and (iii) Patrick E. Lamb resigned as members of the Saleen Automotive Inc. (the “Corporation”) board of directors, effective immediately. As a result of the resignations, there were three vacancies on the Board, with Steve Saleen and Amy Boylan remaining as directors. Pursuant to Nevada Revised Statutes and the Corporation’s bylaws, vacancies on the Board may be filled by the remaining directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified.

Effective November 12, 2020, acting pursuant to a Written Consent of Remaining Directors, Steve Saleen and Amy Boylan deemed it to be in the best interest of the Corporation and its shareholders to appoint (i) Edmond DeFrank, (iii) Jeff Harris, and (iv) Dennis Hartmann to the Board and to hold office until the next annual election and until their successors are duly elected and qualified.

Edmond DeFrank, age 53, has for over 27 years of experience as both an engineer and as an attorney. He has been a registered U.S. Patent attorney and intellectual property specialist since 1993. Mr. DeFrank is a Board Member of DigiPath Laboratories, a publicly listed clinical laboratory and of GB Sciences, a publicly listed biopharma R&D company.

Jeff Harris, age 45, is a co-founder of Flavor Producers Inc. where he has also been chief executive officer for over a decade.

Dennis Hartmann, age 64, has practiced law as a founder and principal of The Hartmann Law Group since 1990 until the present.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: November 18, 2020	By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer